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                                 AMENDMENT NO. 1
                                     TO THE
                                TIME WARNER INC.
                           DEFERRED COMPENSATION PLAN


1. Section 3.2(a) is amended by adding the phrase "and on and after June 18, 1999, signing bonuses" after the parenthetical clause in the last sentence.

2. Section 3.2(b) is amended by adding the following sentence at the end thereof:

          On and after June 18, 1999, an Eligible Employee's employment agreement with the Company or another Employing Company may also provide for a mandatory deferral of certain compensation under the Plan.